UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2017
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 10, 2017, First NBC Bank (“FNBC Bank”), the wholly-owned banking subsidiary of First NBC Bank Holding Company (“Company”), pursuant to the previously disclosed Purchase and Assumption Agreement, dated as of December 30, 2016, with Whitney Bank, the wholly-owned banking subsidiary of Hancock Holding Company, completed the disposition of certain loans and other assets to Whitney Bank.
In the transaction, Whitney Bank acquired approximately $1.3 billion in total loans (inclusive of approximately $300 million in previously closed tranches) and 9 branch locations, and assumed approximately $400 million in deposits and approximately $600 million in Federal Home Loan Bank of Dallas borrowings from FNBC Bank. Whitney Bank paid approximately $320 million in total cash in connection with the transaction, including just under $42 million in a transaction premium.
Item 8.01. Other Events.

On March 2, 2017, FNBC Bank received a Supervisory Prompt Corrective Action Directive (the “Directive”), effective as of February 24, 2017, from the Federal Deposit Insurance Corporation (“FDIC”). The FDIC issued the Directive because it deemed FNBC Bank to be “significantly undercapitalized” as that term is defined in Section 38 of the Federal Deposit Insurance Act. The Directive requires, among other things, that FNBC Bank must increase its capital to a level sufficient to restore the bank to at least an “adequately capitalized” level as defined in the FDIC regulations or take the actions necessary to effectuate a merger with another financial institution.  FNBC Bank and the Company are committed to exploring all feasible alternatives in order to comply with the Directive.  If FNBC Bank is unable to satisfy the requirements of the Directive, then the FDIC has authority to take additional regulatory action.
Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect the current views and estimates of management of the Company with respect to future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of the Company - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to the factors included in filings made by the Company with the Securities and Exchange Commission, including those risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  Forward-looking statements speak only as of the date they are made.  Copies of the Company’s reports filed with the Securities and Exchange Commission are available in the Investor Relations section of the Company’s website, www.firstnbcbank.com.  The Company undertakes no duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 13, 2017

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Shivan Govindan
Shivan Govindan Chairman of the Board